Exhibit 5.1

October 19, 2026

BioAtla, Inc. 11085 Torreyana Road San Diego, California 92121	Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1-415-773-5700 orrick.com

Re:	BioAtla, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BioAtla, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the resale of up to (i) 8,000,000 shares of Company common stock, par value $0.0001 per share (the “Common Stock”), which may be issued to YA II PN, Ltd., a Cayman Islands exempt limited company (the “Selling Stockholder”), in the form of one or more advances (the “Advance Shares”) pursuant to the terms of that certain Standby Equity Purchase Agreement dated as of October 15, 2026 (the “SEPA”), and (ii) 182,110 shares of Common Stock (the “Commitment Shares,” and together with the Advance Shares, the “Registrable Securities”) issuable to the Selling Stockholder upon exercise of warrants (the “Commitment Fee Warrants”) as payment of a portion of the $500,000 commitment fee payable to the Selling Stockholder under the SEPA. All of the Registrable Securities are being registered on behalf of the Selling Stockholder.

In connection with this opinion letter, we have examined and relied upon (i) the Registration Statement and the Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; (iii) the SEPA; (iv) the Commitment Fee Warrants; and (v) originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinion set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the legal competence of all signatories to such documents; and (iv) the truth, accuracy, and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Advance Shares have been duly authorized and, when issued in accordance with the terms of the SEPA, will be validly issued, fully paid and nonassessable, and (ii) the Commitment Shares have been duly authorized and, when issued upon exercise of the Commitment Fee Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

BioAtla, Inc.

October 19, 2026

Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is limited to such laws as are in effect on the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP